UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    Form 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (date of earliest event reported):
                               September 22, 2008

                             SALON MEDIA GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                        0-26395                 94-3228750
(State or other jurisdiction       (Commission File No.)      (I.R.S. Employer
      of incorporation)                                      Identification No.)

          101 Spear Street, Suite 203, San Francisco, California 94105
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (415) 645-9200


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)

     On September 22, 2008, the Company's Board of Directors appointed Ms. Elizabeth Hambrecht to serve as the Company's Chief Executive Officer in place of Mr. Christopher Neimeth who had served as the Company Chief Executive Officer since September, 2007.

     Elizabeth Hambrecht has previously served as Salon's Chief Executive Officer from February 2005 to September 2007 and Salon's President from October 2003 to September 2007. She also previously served as Salon's Chief Financial Officer and Secretary from May 2003 until February 2005 and as a Director of Salon since 2003. From 1999 to March 2003, she was co-founder and Director of Asiacontent.com, an online media company focused on Asian markets. From 1997 to 2000 she was co-founder, Chief Financial Officer and Director of Boom.com, a Hong Kong-based online stock trading company. From 1992 to 1995 she was Executive Director at Goldman Sachs (Hong Kong) Ltd. From 1987 to 1992 she was Assistant Director at Barings Securities (Hong Kong) Ltd. Ms Hambrecht holds a Bachelor of Arts degree in history from Vassar College. She sits on the Board of Trustees of the San Francisco Friends School and of NCPB, a public broadcast company for Northern California.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2008

                                      SALON MEDIA GROUP, INC.
                                      Registrant


                                      By: /s/ Norman M. Blashka
                                          --------------------------
                                          Norman M. Blashka
                                          Chief Financial Officer